DISTRIBUTION AGREEMENT
                                       for
                              the ADVISORONE FUNDS


      AGREEMENT made this 6th day of March, 2000, as amended and restated this 23rd day of June 2003, by and between AdvisorOne Funds, a Delaware business trust, having its principal office and place of business at 4020 South 147th Street, Omaha, Nebraska 68137 (the "Trust"), and Orbitex Funds Distributor, Inc., a Nebraska corporation having its principal office and place of business at One Station Place, Suite 30, Stamford, Connecticut 06902 ("Distributor").


      WHEREAS, the Trust is an open-end management investment company registered with the United States Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Trust is authorized to issue shares of common stock ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and is authorized to divide those series into separate classes; and

      WHEREAS, the Trust offers Shares in the series listed in Schedule A hereto (each such series, together with all other series subsequently established by the Trust and made subject to this Agreement, being herein referred to as a "Fund," and collectively as the "Funds") and the Trust offers Shares of one or more classes of each Fund (each such class, together with all other classes subsequently established by the Trust and made subject to this Agreement, being herein referred to as a "Class," and collectively as the "Classes"); and

      WHEREAS, Distributor is registered under the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other financial intermediaries; and

      WHEREAS, the Trust desires that Distributor offer, as principal underwriter, the Shares of each Fund and Class thereof to the public and Distributor is willing to provide those services on the terms and conditions set forth in this Agreement in order to promote the growth of the Funds and facilitate the distribution of the Shares;

      NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and Distributor hereby agree as follows.

1. Appointment of DISTRIBUTOR & Delivery of Documents

      (a) The Trust hereby appoints Distributor, and Distributor hereby agrees, to act as distributor of the Shares of the Funds and Classes for the period and on the terms set forth in this Agreement. In connection therewith, the Trust has delivered to Distributor copies of

            (i) the Trust's Agreement and Declaration, of Trust and Bylaws;

            (ii) the Trust's current Registration Statement;

            (iii) the Trust's notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

            (iv) the Trust's current Prospectus and Statement of Additional Information for each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus");

            (v) each current plan of distribution or similar document adopted by the Trust under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder services plan or similar document adopted by the Trust ("Service Plan").

      (b) The Trust shall promptly furnish Distributor with:

            (i) all amendments of or supplements to the foregoing; and

            (ii) a certified copy of the resolution of the Board appointing Distributor and authorizing the execution and delivery of this Agreement.

2. EXCLUSIVE NATURE OF DUTIES

      (a) Distributor shall be the exclusive representative of the Trust to act as distributor of the Funds, except that the rights given under this Agreement to Distributor shall not apply to: (i) Shares issued in connection with the merger, consolidation or reorganization of any other investment company or series or class thereof with a Fund or Class thereof; (ii) a Fund's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or series or class thereof; (iii) the reinvestment in Shares by a Fund's shareholders of dividends or other distributions; or (iv) any other offering by the Trust of securities to its shareholders (collectively "exempt transactions").

      (b) Notwithstanding the foregoing, Distributor is and may in the future distribute shares of other investment companies, including investment companies having investment objectives similar to those of the Funds. The Trust further understands that existing and future investors in the Funds may invest in shares of such other investment companies. The Trust agrees that the services that Distributor provides to such other investment companies shall not be deemed in conflict with its duties to the Trust under this Agreement.

3. OFFERING OF SHARES

      (a) Distributor shall have the right to buy from the Trust the Shares needed to fill unconditional orders for unsold Shares of the Funds as shall then be effectively registered under the Securities Act placed with Distributor by investors or selected dealers or selected agents (each as defined in Section 11 hereof) acting as agent for their customers' or on their own behalf. Alternatively, Distributor may act as the Trust's agent, to offer, and to solicit offers to subscribe to, unsold Shares of the Funds as shall then be effectively registered under the Securities Act.

      (b) The price that Distributor shall pay for Shares purchased from the Trust shall be the NAV used in determining the Public Offering Price on which the orders are based. Shares purchased by Distributor are to be resold by Distributor to investors at the Public Offering Price, or to selected dealers or selected agents acting in accordance with the terms of selected dealer or selected agent agreements described in Section 11 of this Agreement. The Trust will advise Distributor of the NAV each time that it is determined by the Trust, or its designated agent, and at such other times as Distributor may reasonably request.

      (c) Distributor will promptly forward all orders and subscriptions to the Trust or it designated agent. All orders and all subscriptions shall be directed to the Trust for acceptance and shall not be binding until accepted by the Trust. Any order or subscription may be rejected by the Trust; provided, however, that the Trust will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. The Trust or its designated agent will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Trust or its designated agent of payment thereof, will issue such Shares in certificated or uncertificated form pursuant to the instructions of Distributor. Distributor agrees to cause such payment and such instructions to be delivered promptly to the Trust or its designated agent.

      (d) The Trust reserves the right to sell Shares directly to investors through subscriptions received by the Trust, but no such direct sales shall affect the sales charges due to Distributor hereunder.

      (e) The Trust reserves the right to suspend the offering of Shares of a Fund or of any Class thereof at any time in the absolute discretion of the Board, and upon notice of such suspension Distributor shall cease to offer Shares of the Funds or Classes thereof specified in the notice.

      (f) No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of Registration Statement then in effect shall be suspended under any of the provisions of the Securities Act, or if and so long as a current prospectus, as required by Section 10(b) of said Act, is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way limit the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Trust's Prospectus or Agreement and Declaration of Trust.

4. REPURCHASE OR REDEMPTION OF SHARES BY THE TRUST

      (a) Any of the outstanding Shares of a Fund or Class thereof may be tendered for redemption at any time, and the Trust agrees to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Trust's Agreement and Declaration of Trust and Bylaws and the Prospectus relating to the Shares.

      (b) The Trust or its designated agent shall pay:

            (i) the total amount of the redemption price consisting of the NAV less any applicable deferred sales charge to the redeeming shareholder or its agent, and

            (ii) except as may be otherwise required by the NASD Rules, any applicable deferred sales charges to Distributor in accordance with Distributor's instructions on or before the fifth business day (or such other earlier business day as is customary in the investment company industry) subsequent to the Trust or its agent having received the notice of redemption in proper form.

      (c) Redemption of Shares or payment therefore may be suspended at times when the New York Stock Exchange is closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Trust of securities owned by a Fund is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of a Fund's net assets, or during any other period when the SEC so requires or permits.

5. DUTIES AND REPRESENTATIONS OF DISTRIBUTOR

      (a) Distributor shall use reasonable efforts to sell Shares of the Funds upon the terms and conditions contained herein and in the then current Prospectus. Distributor shall devote reasonable time and effort to effect sales of Shares but shall not be obligated to sell any specific number of Shares. The services of Distributor to the Trust hereunder are not to be deemed exclusive, and nothing herein contained shall prevent Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby. Distributor may employ or otherwise engage, at Distributor's expense, a third party to assist it in providing, or to provide subject to Distributor's supervision, some or all of the services to be provided by Distributor hereunder.

      (b) Distributor will execute and deliver agreements with broker/dealers, financial institutions and other industry professionals based on the forms attached hereto or based on the additional forms of agreement approved from time to time by the Board with respect to the various classes of shares of the Funds, including but not limited to forms of sales support agreements and shareholder servicing agreements approved in connection with a distribution and/or servicing plan approved in accordance with Rule 12b-1 under the 1940 Act.

      (c) Distributor will use appropriate efforts to solicit orders for the sale of Shares and shall undertake such activities as it believes reasonable and appropriate and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. Distributor shall be responsible for reviewing and providing advice and counsel on all sales literature (e.g., advertisements, brochures and shareholder communications) with respect to each of the Funds. In addition, Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

      (d) All activities by Distributor and its agents and employees as distributor of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the Securities Act, the Securities Exchange Act, and the NASD Rules, Constitution and By-Laws, or any securities association registered under the Securities Exchange Act.

      (e) In selling Shares of the Funds, Distributor shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares. None of Distributor, any selected dealer, any selected agent or any other person is authorized by the Trust to give any information or to make any representations other than as is contained in a Fund's Prospectus or any advertising materials or sales literature specifically approved in writing by the Trust or its agents.

      (f) Distributor shall adopt and follow procedures for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD.

      (g) Distributor represents and warrants to the Trust that:

            (i) It is a corporation duly organized and existing and in good standing under the laws of the State of Nebraska and it is duly qualified to carry on its business;

            (ii) It is empowered under applicable laws and by its Articles of Incorporation to enter into and perform this Agreement;

            (iii) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

            (iv) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

            (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Distributor, enforceable against the Distributor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

            (vi) It is registered under the Securities Exchange Act with the SEC as a broker-dealer, it is a member in good standing of the NASD, it will abide by the rules and regulations of the NASD, and it will notify the Trust if its membership in the NASD is terminated or suspended; and

            (vii) The performance by the Distributor of its obligations hereunder does not and will not contravene any provision of its Articles of Incorporation.

      (h) Notwithstanding anything in this Agreement, including the Appendices, to the contrary, Distributor makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 11 hereof, as to the availability of any Shares to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

6. DUTIES AND REPRESENTATIONS OF THE TRUST

      (a) The Trust shall furnish to Distributor copies of all financial statements and other documents to be delivered to shareholders or investors at least two Fund business days prior to such delivery and shall furnish Distributor copies of all other financial statements, documents and other papers or information which Distributor may reasonably request for use in connection with the distribution of Shares. The Trust shall make available to Distributor the number of copies of the Funds' Prospectuses as Distributor shall reasonably request.

      (b) The Trust shall take, from time to time, subject to the approval of the Board and any required approval of the shareholders of the Trust, all actions necessary to fix the number of authorized Shares (if such number is not unlimited) and to register the Shares under the Securities Act, to the end that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant to this Agreement.

      (c) The Trust will execute any and all documents, furnish any and all information and otherwise take all actions that may be reasonably necessary to register or qualify Shares for sale in such states as Distributor may designate to the Trust and the Trust may approve, and the Trust shall pay all fees and other expenses incurred in connection with such registration or qualification); provided that Distributor shall not be required to register as a broker-dealer or file a consent to service of process in any State and neither the Trust nor any Fund or Class thereof shall be required to qualify as a foreign corporation, trust or association in any State. Any registration or qualification may be withheld, terminated or withdrawn by the Trust at any time in its discretion. Distributor shall furnish such information and other material relating to its affairs and activities as the Trust requires in connection with such registration or qualification.

      (d) The Trust represents and warrants to Distributor that:

            (i) It is a business trust duly organized and existing and in good standing under the laws of the State of Delaware;

            (ii) It is empowered under applicable laws and by its Agreement and Declaration of Trust and Bylaws to enter into and perform this Agreement;

            (iii) All proceedings required by the Agreement and Declaration of Trust and Bylaws have been taken to authorize it to enter into and perform its duties under this Agreement;

            (iv) It is an open-end management investment company registered with the SEC under the 1940 Act;

            (v) All Shares, when issued, shall be validly issued, fully paid and non-assessable;

            (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

            (vii) The performance by the Trust of its obligations hereunder does not and will not contravene any provision of its Agreement and Declaration of Trust.

            (viii) The Registration Statement is currently effective and will remain effective with respect to all Shares of the Funds and Classes thereof being offered for sale;

            (ix) The Registration Statement and Prospectuses have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations thereunder;

            (x) The Registration Statement and Prospectuses contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder; all statements of fact contained or to be contained in the Registration Statement or Prospectuses are or will be true and correct at the time indicated or on the effective date as the case may be; and neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares;

            (xi) It will from time to time file such amendment or amendments to the Registration Statement and Prospectuses as, in the light of then-current and then-prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectuses at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares ("Required Amendments"); and

            (xii) Any amendment to the Registration Statement or Prospectuses hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the 1940 Act and the rules and regulations thereunder; all statements of fact contained in the Registration Statement or Prospectuses will, when be true and correct at the time indicated or on the effective date as the case may be; and no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares.

7. INDEMNIFICATION OF DISTRIBUTOR BY THE TRUST

      (a) The Trust authorizes Distributor and any dealers with whom Distributor has entered into dealer agreements to use any Prospectus in the form furnished by the Trust in connection with the sale of Shares. The Trust agrees to indemnify, defend and hold

Distributor, its several officers and directors, and any person who controls Distributor within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which Distributor, its officers and directors, or any such controlling persons, may incur under the Securities Act, the 1940 Act, or common law or otherwise, arising out of or based upon

            (i) any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any Registration Statement or any Prospectus or,

            (ii) any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement, any Prospectus or necessary to make the statements in any of them not misleading,

      (b) The Trust's agreement to indemnify Distributor, its officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon

            (i) any such untrue statement, alleged untrue statement, omission or alleged omission made in any registration statement, any prospectus or any statement of additional information in reliance upon information furnished by Distributor, its officers, directors or any such controlling person to the Trust or its representatives for use in the preparation thereof, or

            (ii) willful misfeasance, bad faith or gross negligence in the performance of Distributor's duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement ("Disqualifying Conduct").

      (c) The Trust's agreement to indemnify Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against Distributor, its officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Trust at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served; provided, however, that the failure to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this Section.

      (d) The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld. If the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, the Trust will reimburse Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by you or them.

      (e) The Trust's indemnification agreement contained in this Section and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Board members in connection with the issue and sale of Shares.

8. INDEMNIFICATION OF THE TRUST BY DISTRIBUTOR

      (a) Distributor agrees to indemnify, defend and hold the Trust, its several officers and Board members, and any person who controls the Trust within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or Board members, or any such controlling person, may incur under the Securities Act, the 1940 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Board members, or such controlling person resulting from such claims or demands

            (i) shall arise out of or be based upon any unauthorized sales literature, advertisements, information, statements or representations or any Disqualifying Conduct in connection with the offering and sale of any Shares, or

            (ii) shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Trust specifically for use in the Trust's Registration Statement and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Fund and required to be stated in such answers or necessary to make such information not misleading.

      (b) Distributor's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor's being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to Distributor at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served.

      (c) The failure so to notify Distributor of any such action shall not relieve Distributor from any liability which its may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of Distributor's indemnity agreement contained in this Section.

      (d) Distributor will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by Distributor and approved by the Trust, which approval shall not be unreasonably withheld. If Distributor elects to assume the defense of any such suit and retain counsel of good standing approved by the Trust, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in the case Distributor does not elect to assume the defense of any such suit, Distributor will reimburse the Trust, the Trust's officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Trust or them.

      (e) Distributor's indemnification agreement contained in this Section and Distributor's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by Distributor or on behalf of Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of the Trust's officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against Distributor or any of its officers or directors in connection with the issue and sale of Shares.

9. NOTIFICATION BY THE TRUST

      (a) The Trust agrees to advise Distributor as soon as reasonably practical:

            (i) of any request by the SEC for amendments to the Registration Statement or Prospectus then in effect;

            (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or Prospectus then in effect or of the initiation of any proceeding for that purpose;

            (iii) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not misleading;

            (iv) of all actions of the SEC with respect to any amendment to any Registration Statement or Prospectus which may from time to time be filed with the SEC; and

            (v) if a current Prospectus is not on file with the SEC.

      For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

10. COMPENSATION AND EXPENSES

      (a) In consideration of the Distributor's services in connection with the distribution of Shares of each Fund and Class thereof, Distributor shall receive:

            (i) any applicable sales charge assessed upon investors in connection with the purchase of Shares;

            (ii) from the Trust, any applicable contingent deferred sales charge ("CDSC") assessed upon investors in connection with the redemption of Shares;

            (iii) from the Trust, the distribution fees with respect to the Shares of those Classes as designated in Appendix A for which a Plan is effective (the "Distribution Fee"); and

            (iv) from the Trust, the shareholder service fees with respect to the Shares of those Classes as designated in Appendix A for which a Service Plan is effective (the "Shareholder Service Fee").

      (b) Each Fund shall pay to the Distributor (or its designee or transferee) the Distributor's Allocable Portion of the Distribution Fee in respect of the Class B Shares of a Fund. For purposes of this Agreement, the Distributor's "Allocable Portion" of the Distribution Fee shall be 100% of such Distribution Fee unless or until the Fund uses a distributor other than the Distributor and thereafter the Allocable Portion shall be the portion of the Distribution Fee attributable to (i) Class B Shares of a fund sold by the Distributor ("Commission Shares"), plus (ii) Class B Shares of the Fund issued in connection with the exchange of Commission Shares of another Fund, plus (iii) Class B Shares of the Fund issued in connection with the reinvestment of dividends and capital gains.

      (c) The Distributor's Allocable Portion of the Distribution Fee and the CDSC's arising in respect of Class B Shares taken into account in computing the Distributor's Allocable Portion shall be limited under Rule 2830 of the Conduct Rules or other applicable regulations of the NASD as if the Class B Shares taken into account in computing the Distributor's Allocable Portion themselves constituted a separate class of shares of a Fund.

      (d) The services rendered by the Distributor for which the Distributor is entitled to receive the Distributor's Allocable Portion of the Distribution Fee shall be deemed to have been completed at the time of the initial purchase of the Commission Shares (whether of the Fund or another Fund in the AdvisorOne Funds) taken into account in computing the Distributor's Allocable Portion. Notwithstanding anything to the contrary in this Agreement, the Distributor shall be paid its Allocable Portion of the Distribution Fee notwithstanding the Distributor's termination as distributor of the Class B Shares of a Fund, or any termination of this Agreement other than in connection with a Complete Termination (as defined in the Distribution Plan) of the Class B Distribution Plan as in effect on the date of execution of this Agreement. Except as provided in the preceding sentence, a Fund's obligation to pay the Distribution Fee to the Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever, (it being understood that nothing in this sentence shall be deemed a waiver by a Fund of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than its rights to be paid its Allocable Portion of the Distribution Fee and to be paid the CDSC's of the Distributor.

      (e) Each Fund shall pay to the Distributor (or its designee or transferee) in addition to the fees set forth in this Section 10, any CDSC imposed on repurchases of Class B Shares upon the terms and conditions set forth in the then current Prospectus of each Fund. Notwithstanding anything to the contrary in this Agreement, the Distributor shall be paid such CDSC's in respect of Class B Shares taken into account in computing the Distributor's Allocable Portion of the Distribution Fee notwithstanding the Distributor's termination as general distributor of the Class B Shares of a Fund or any termination of this Agreement other than in connection with a Complete Termination of the Class B Distribution Plan as in effect on the date of execution of this Agreement. Except as provided in the preceding sentence, a Fund's obligation to remit such CDSC's to the Distributor shall not be subject to any dispute, offset, counterclaim or defense whatsoever, it being understood that nothing in this sentence shall be deemed a waiver by a Fund of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than its right to be paid its Allocable Portion of the Distribution Fee and to be paid the CDSC's of the Distributor. No Fund will waive any CDSC except under the circumstances set forth in the Fund's current Prospectus without the consent of the Distributor (or, if rights to payments have been transferred, the transferee).

      (f) The Distributor may transfer the right to payments hereunder (but not its obligations hereunder) in order to raise funds to cover distribution expenditures, and any such transfer shall be effective upon written notice from the Distributor to the Fund. In connection with the foregoing, the Fund is authorized to pay all or a part of the Allocable Portion of the Distribution Fee and/or CDSC's in respect of Class B Shares directly to such transferee as directed by the Distributor.

      (g) As long as Class B Distribution Plan is in effect, a Fund shall not change the manner in which the Class B Distribution Fee is computed (except as may be required by a change in applicable law or a change in accounting policy adopted by the Investment Companies Committee of the AICPA and approved by FASB that results in a determination by a Fund's independent accountants that any of the sales charges in respect of such Fund, which are not CDSC's and which are not yet due and payable, must be accounted for by such Fund as a liability in accordance withy GAAP).

      (h) The Distribution Fee and Shareholder Service Fee shall be accrued daily by each applicable Fund or Class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month but in any event on or before the fifth (5th) Fund business day after month-end, at the rate or in the amounts set forth in the Plan(s). The Trust grants and transfers to Distributor a general lien and security interest in any and all securities and other assets of a Fund now or hereafter maintained in an account at the Fund's custodian on behalf of the Fund to secure any Distribution Fees and Shareholder Service Fees owed Distributor by the Trust under this Agreement.

      (i) The Trust shall cause its transfer agent (the "Transfer Agent") to withhold, from redemption proceeds payable to holders of Shares of the Funds and the Classes thereof, all CDSCs properly payable by the shareholders in accordance with the terms of the applicable Prospectus and shall cause the Transfer Agent to pay such amounts over to Distributor as promptly as possible after the settlement date for each redemption of Shares.

      (j) The Trust shall be responsible and assumes the obligation for payment of all the expenses of the Funds, including fees and disbursements of its counsel and auditors, and in connection with the preparation and filing of the Registration Statement and Prospectuses (including, but not limited to the expense of setting in type the Registration Statement and Prospectuses and printing sufficient quantities for internal compliance, regulatory purposes and for distribution to current shareholders).

      (k) The Trust shall bear the cost and expenses (i) of the registration of the Shares for sale under the Securities Act; (ii) of the registration or qualification of the Shares for sale under the securities laws of the various States; (iii) if necessary or advisable in connection therewith, of qualifying the Trust, the Funds or the Classes thereof (but not Distributor) as an issuer or as a broker or dealer, in such States as shall be selected by the Trust and Distributor pursuant to Section 6(c) hereof; and (iv) payable to each State for continuing registration or qualification therein until the Trust decides to discontinue registration or qualification pursuant to Section 6(c) hereof. Distributor shall pay all expenses relating to Distributor's broker-dealer qualification.

11. SELECTED DEALER AND SELECTED AGENT AGREEMENTS

The Distributor shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents; provided, that the Trust shall approve the forms of agreements with selected dealers or selected agents and shall review the compensation set forth therein. Selected dealers and selected agents shall resell Shares of each Fund or Class thereof at the public offering price(s) set forth in the Prospectus relating to the Shares. Within the United States, Distributor shall offer and sell Shares of the Funds only to selected dealers that are members in good standing of the NASD.

12. CONFIDENTIALITY

The Distributor agrees to treat all records and other information related to the Trust as proprietary information of the Trust and, on behalf of itself and its employees, to keep confidential all such information, except that Distributor may:

      (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

      (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and

      (c) release such other information as approved in writing by the Trust, which approval shall not be unreasonably withheld;

provided, however, that Distributor may release any information regarding the Trust without the consent of the Trust if Distributor reasonably believes that it may be exposed to civil or criminal legal proceedings for failure to comply, when requested to release any information by duly constituted authorities or when so requested by the Trust.

13. EFFECTIVENESS AND DURATION

      (a) This Agreement shall become effective as of the date hereof and will continue for an initial three-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Trust's Board or (ii) by a vote of a majority of the Shares of the Trust or the relevant Fund, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

      (b) This agreement is terminable, without penalty, on not less than three weeks' notice, by the Board, by vote of a majority of the outstanding voting securities of such Trust, or by Distributor.

      (c) This Agreement will automatically and immediately terminate in the event of its "assignment."

      (d) Distributor agrees to notify the Trust immediately upon the event of Distributor's expulsion from or suspension by the NASD. This Agreement will automatically and immediately terminate in the event of Distributor's expulsion from or suspension by the NASD.

14. DEFINITIONS

As used in this Agreement, the following terms shall have the meaning set forth below:

      (a) The "Board" means the Board of Trustees of the Trust.

      (b) "NASD Rules" means the Constitution, By-Laws, and Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD") and any interpretations thereof.

      (c) "NAV" means the net asset value per Share of each Fund or Class thereof as determined by the Trust, or its designated agent, in accordance with and at the times indicated in the applicable Prospectus on each Fund business day in accordance with the method set forth in the Prospectus and guidelines established by the Board.

      (d) "Public Offering Price" means the price per Share at which Distributor or selected dealers or selected agents may sell Shares to the public or to those persons eligible to invest in Shares as described in the applicable Prospectus, determined in accordance with the then currently effective Prospectus of the Fund or Class thereof under the Securities Act relating to such Shares.

      (e) "Registration Statement" means the Trust's Registration Statement on Form N-1A and all amendments thereto filed with the SEC.

      (f) "SEC" means the U.S. Securities and Exchange Commission.

      (g) "Securities Act" means the Securities Act of 1933, as amended.

      (h) "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (i) "1940 Act" means the Investment Company Act of 1940, as amended.

      (j) The terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

15. MISCELLANEOUS

      (a) No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

      (b) The laws of the State of New York shall govern this agreement without giving effect to principles of conflicts of laws.

      (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

      (d) Any controversy or claim arising out of, or related to, this Agreement, its termination or the breach thereof, shall be settled by binding arbitration by three arbitrators (or by fewer arbitrator(s), if the parties subsequently agree to fewer arbitrator(s) in the City of New York, in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrators' decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

ADVISORONE FUNDS                         ORBITEX FUNDS DISTRIBUTOR, INC.




By: ______________________________       By: ___________________________________
    W. Patrick Clarke, President             Richard E. Stierwalt, President

                             DISTRIBUTION AGREEMENT
                                       for
                              the ADVISORONE FUNDS

                                   Schedule A
                       Funds Serviced Under This Agreement


                                      Funds


                                  Amerigo Fund

                                  Clermont Fund